SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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HCA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
STOCK OWNERSHIP
ITEM 1 -- ELECTION OF DIRECTORS
Information Concerning Director Nominees
Corporate Governance
Section 16(a) Beneficial Ownership Reporting Compliance
Certain Legal Proceedings
ITEM 2 -- RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT FOR 2001
ITEM 3 -- OTHER MATTERS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants During 2001
Aggregate Option Exercises During 2001 and Fiscal Year-End Option Values
Supplemental Executive Retirement Plan
Directors’ Compensation
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION FOR 2001
Employment, Severance and Change in Control Agreements
Compensation Committee Interlocks and Insider Participation
Certain Relationships and Related Transactions
Company Stock Performance
Comparison of Cumulative Total Returns
GENERAL INFORMATION
Annual Report
Additional Information
EXHIBIT A

HCA INC.

One Park Plaza

Nashville, Tennessee 37203
(615) 344-9551

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 23, 2002

Dear Stockholder:

      On Thursday, May 23, 2002, HCA Inc. will hold its 2002 annual meeting of stockholders at the executive offices of HCA located at One Park Plaza, Nashville, Tennessee. The meeting will begin at 1:30 p.m., Central Daylight Time.

      Only stockholders that own our common stock at the close of business on April 1, 2002 may vote at this meeting. A list of our stockholders will be available at our principal executive offices at One Park Plaza, Nashville, Tennessee, during ordinary business hours for ten days prior to the annual meeting. At the meeting, we will consider the following proposals:

1.	To elect directors to hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent auditors; and

3.	To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

      Our 2001 annual report to stockholders is being mailed to stockholders with this proxy statement. The annual report is not part of the proxy solicitation materials.

      Please note that space limitations make it necessary to limit attendance at the annual meeting to stockholders. Cameras and recording devices are not permitted at the meeting. “Street name” holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

By Order of the Board of Directors,

John M. Franck II
Vice President and Corporate Secretary

Nashville, Tennessee

April 15, 2002

HCA INC.

ONE PARK PLAZA
NASHVILLE, TENNESSEE 37203

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 23, 2002

i

QUESTIONS AND ANSWERS

1.  Q: WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

A:	At HCA’s annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors and the ratification of the appointment of our independent auditors. In addition, our management will make a presentation and respond to questions from stockholders.

2.  Q: WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?

A:	This proxy statement was first mailed to stockholders on or about April 15, 2002.

3.  Q: WHO IS SOLICITING MY VOTE?

A:	This proxy solicitation is being made and paid for by HCA. In addition, we have retained Georgeson Shareholder to assist in the solicitation. We will pay Georgeson Shareholder approximately $11,500 plus out-of-pocket expenses for their assistance. Our directors, officers and employees may also solicit proxies by personal interview, mail, telephone or facsimile. They will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of the common stock that the brokers and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses.

4.  Q: WHAT MAY I VOTE ON?

A:	• The election of fourteen directors to our board of directors; and
• The ratification of the appointment of Ernst & Young LLP as our independent auditors.

5.  Q: HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A:	The board recommends that you vote:

•	FOR each of the director nominees; and
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors.

6.  Q: HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A:	We are not aware of any business to be considered at the 2002 annual meeting other than the proposals described in this proxy statement. If any other business is presented at the annual meeting, your signed proxy card gives authority to Jack O. Bovender, Jr., our Chairman and Chief Executive Officer, Robert A. Waterman, our Senior Vice President and General Counsel, and John M. Franck II, our Vice President and Corporate Secretary, to vote on such matters at their discretion.

7.  Q: WHO IS ENTITLED TO VOTE?

A:	Only stockholders of record at the close of business on April 1, 2002 (the record date) may vote at this meeting. As of the record date, there were approximately 490,850,000 shares of our voting common stock outstanding. The shares were held by approximately 15,600 holders of record. Every stockholder is entitled to one vote for each share of common stock the stockholder held as of the record date.

8. Q:	CAN I VOTE THE SHARES I OWN UNDER HCA’S RETIREMENT PLANS ON THESE MATTERS?

A:	In accordance with the retirement plans, the shares held under those plans are voted at the direction of our retirement committee, which is made up of certain members of our management. Even though retirement plan participants will receive this proxy statement and our 2001 annual report to stockholders, the members of the retirement committee and not individual participants will vote shares held under the retirement plans.

9.  Q: HOW DO I VOTE?

A:	You may vote by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the two proposals. You have the right to revoke your proxy at any time before the meeting by:

•	notifying our Vice President and Corporate Secretary, John M. Franck II, at One Park Plaza, Nashville, TN 37203;
•	voting in person; or
•	submitting a later-dated proxy card.

10. Q: CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

A:	If you are a registered stockholder you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card.

If your shares are held by your broker, often referred to as in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

11. Q: WHAT IS THE VOTE REQUIRED TO APPROVE EACH PROPOSAL?

A:	Each of the director nominees must receive affirmative votes from a plurality of the votes cast to be elected. This means that the fourteen nominees receiving the greatest number of votes will be elected as directors. The other proposal must receive affirmative votes from a majority of the shares represented in person or by proxy and entitled to vote.

12. Q: WHAT IS A “QUORUM”?

A:	A “quorum” is a majority of the outstanding shares that are present at the meeting or represented by proxy. There must be a quorum for business to be conducted at the meeting. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

13. Q: WHAT IF I ABSTAIN FROM VOTING?

A:	If you attend the meeting or send in your signed proxy card, but abstain from voting on any proposal, you will be counted for purposes of determining whether a quorum exists. If you abstain from voting on the election of directors, your abstention will have no effect on the outcome. If you abstain from voting on the ratification of Ernst & Young LLP as our independent auditors, your abstention will have the same effect as a vote against the proposal.

14. Q:	HOW DO I VOTE MY SHARES IF THEY ARE HELD IN THE NAME OF MY BROKER (STREET NAME)?

A:	If your shares are held by your broker, often referred to as in “street name,” you will receive a form from your broker seeking instruction as to how your shares should be voted. Under the New York Stock Exchange rules, the two proposals described in this proxy statement are routine matters with respect to which brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares. If you do not issue instructions to your broker, your broker will vote your shares at its discretion on your behalf.

15. Q:	WHO WILL COUNT THE VOTES?

A:	A representative of our transfer agent, National City Bank, will count the votes and act as an inspector of election.

16. Q: WHO MAY ATTEND THE ANNUAL MEETING?

A:	Stockholders of record on April 1, 2002 may attend the meeting. “Street name” holders will need to bring a copy of a brokerage statement reflecting their ownership of our common stock as of the record date. Space limitations make it necessary to limit attendance to stockholders. Cameras and recording devices are not permitted at the meeting.

17. Q: HOW CAN I PARTICIPATE IF I AM UNABLE TO ATTEND?

A:	If you are unable to attend the meeting in person, we invite you to listen to the live Internet broadcast of our annual meeting. The live broadcast will begin at 1:30 p.m., Central Daylight Time, on May 23, 2002. To listen, simply log on to the web at http://www.videonewswire.com/event.asp?id=4208. Minimum requirements to listen to the broadcast are a sound card, the Windows Media Player software, downloadable free from http://www.vdat.com/download players/, and at least a 28.8 Kbps connection to the Internet. If you experience problems listening to the broadcast, send an e-mail to ISProducers@prnewswire.com.

18. Q:	WHEN ARE STOCKHOLDER PROPOSALS DUE IN ORDER TO BE INCLUDED IN OUR PROXY STATEMENT FOR THE 2003 ANNUAL MEETING?

A:	Any stockholder proposals to be considered for inclusion in next year’s proxy statement must be submitted in writing to John M. Franck II, Vice President and Corporate Secretary, HCA, One Park Plaza, Nashville, Tennessee 37203, prior to the close of business on December 16, 2002.

19. Q: WHEN ARE OTHER STOCKHOLDER PROPOSALS DUE?

A:	Our certificate of incorporation contains an advance notice provision that requires that a stockholder’s notice of a proposal to be brought before an annual meeting must be timely. In order to be timely, the notice must be addressed to our Corporate Secretary and delivered or mailed and received at our principal executive offices not less than 60 days nor more than 90 days before the scheduled date of the meeting (or, if less than 70 days notice or prior public disclosure of the date of the meeting is given, the tenth day following the earlier of the day the notice was mailed or the day the public disclosure was made).

20. Q:	HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT THE COMPANY?

A:	We will provide a copy of our Annual Report on Form 10-K for the year ended December 31, 2001, excluding certain of its exhibits, without charge to any stockholder who makes a written request to the Office of Investor Relations, HCA, One Park Plaza, Nashville, Tennessee 37203. Our Annual Report on Form 10-K and various other filings also may be accessed on the world wide web at www.sec.gov.

STOCK OWNERSHIP

      The following table sets forth information regarding the beneficial ownership of our common stock as of April 1, 2002 (unless otherwise noted), for:

•	certain benefit plans we sponsor that collectively own at least 5% of the outstanding shares of our common stock;

•	each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock;

•	each of our current directors and director nominees;

•	each of our executive officers named in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

      The percentages of shares outstanding provided in the tables are based on 490,849,806 voting shares outstanding as of April 1, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon the exercise of options that are exercisable within 60 days of April 1, 2002 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual. The address of each of our directors, executive officers and benefit plans listed below is c/o HCA Inc., One Park Plaza, Nashville, Tennessee 37203.

Name of Beneficial Owner	Number of Shares		Percent

Putnam Investments, LLC	27,543,924	(1)	5.6
HCA Inc. Stock Benefit Plans	30,784,519	(2)	6.3
Magdalena H. Averhoff, M.D.	20,994	(3)	*
Jack O. Bovender, Jr.	942,281	(4)	*
Richard M. Bracken	446,035	(5)	*
J. Michael Cook	32,829	(6)	*
Martin Feldstein	34,961	(7)	*
Thomas F. Frist, Jr., M.D.	17,234,862	(8)	3.5
Frederick W. Gluck	34,961	(9)	*
Jay Grinney	620,859	(10)	*
Glenda A. Hatchett	24,730	(11)	*
Charles O. Holliday, Jr.	0	(12)	*
Frank M. Houser, M.D.	443,458	(13)	*
T. Michael Long	37,117	(14)	*
John H. McArthur	18,461	(15)	*
Thomas S. Murphy	38,661	(16)	*
Kent C. Nelson	34,961	(17)	*
Carl E. Reichardt	198,789	(18)	*
Frank S. Royal, M.D.	135,588	(19)	*
Harold T. Shapiro	17,186	(20)	*
Robert A. Waterman	394,017	(21)	*
All directors and executive officers as a group (35 persons)	25,047,454	(22)	5.0

*	Less than one percent.

(1)	This information is based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2002, jointly by Putnam Investments, LLC (“PI”) (parent company of PIM and

PAC), Marsh & McLennan Companies, Inc. (“MMC”) (parent company of PI), Putnam Investment Management, LLC (“PIM”) and Putnam Advisory Company, LLC (“PAC”). The joint filers reported that PI has shared voting power with respect to 2,854,950 shares and shared investment power with respect to 27,543,924 shares, of which 21,865,490 shares are held by PIM and 5,678,434 shares are held by PAC. PIM is the investment adviser to the Putnam family of mutual funds and has shared investment power with respect to 21,865,490 shares. PAC is the investment adviser to Putnam’s institutional clients and has shared voting power with respect to 2,854,950 shares and shared investment power with respect to 5,678,434 shares. The address for MMC is 1166 Avenue of the Americas, New York, NY 10036 and for the other filers is One Post Office Square, Boston, MA 02109.
(2)	Represents shares beneficially owned by employees participating in the HCA 401(k) Plan, EPIC Healthcare Group, Inc. Profit Sharing Plan and Healthtrust, Inc. 401(k) Retirement Program and voted at the direction of our retirement committee, which is composed of certain of our officers.
(3)	Includes 9,477 shares issuable upon exercise of options.
(4)	Includes 790,495 shares issuable upon exercise of options and 106 shares beneficially owned in employee plans but not voted by participant.
(5)	Includes 374,974 shares issuable upon exercise of options and 6,581 shares beneficially owned in employee plans but not voted by participant.
(6)	Includes 23,994 shares issuable upon exercise of options.
(7)	Includes 28,763 shares issuable upon exercise of options.
(8)	Includes 309,361 shares issuable upon exercise of options and 20,065 shares beneficially owned in employee plans but not voted by participant. Also includes 5,167,293 shares with respect to which Dr. Frist has sole voting and investment power and 11,738,143 shares with respect to which Dr. Frist has shared voting and investment power. Does not include 45,498 shares owned by Mrs. Frist on her own behalf, with respect to which Dr. Frist disclaims beneficial ownership.
(9)	Includes 28,763 shares issuable upon exercise of options.

(10)	Includes 571,963 shares issuable upon exercise of options and 60 shares beneficially owned in employee plans but not voted by participant.
(11)	Includes 18,139 shares issuable upon exercise of options.
(12)	Mr. Holliday is a director nominee.
(13)	Includes 414,945 shares issuable upon exercise of options and 177 shares beneficially owned in employee plans but not voted by participant.
(14)	Includes 29,841 shares issuable upon exercise of options.
(15)	Includes 11,263 shares issuable upon exercise of options.
(16)	Includes 28,763 shares issuable upon exercise of options.
(17)	Includes 28,763 shares issuable upon exercise of options.
(18)	Includes 29,841 shares issuable upon exercise of options.
(19)	Includes 29,841 shares issuable upon exercise of options.
(20)	Includes 11,318 shares issuable upon exercise of options.
(21)	Includes 346,373 shares issuable upon exercise of options and 106 shares beneficially owned in employee plans but not voted by participant.
(22)	Includes 6,764,126 shares issuable upon exercise of options and 83,217 shares beneficially owned in employee plans but not voted by individual participants.

ITEM 1 — ELECTION OF DIRECTORS

      The current board of directors consists of fourteen directors. Our board of directors is not classified so all of our directors are elected annually. Fourteen directors will be elected at the annual meeting. Mr. Thomas S. Murphy is retiring from the board of directors and will not be seeking re-election. We propose that the nominees listed below be elected as members of the board of directors at the annual meeting. Each of the nominees shall be elected to serve as a director until the annual meeting of stockholders in 2003 or until his or her respective successor is duly elected and qualified. If a nominee becomes unable or unwilling to accept nomination or election, the person or persons voting the proxy will vote for such other person or persons as may be designated by the board of directors.

Information Concerning Director Nominees

      Information concerning the nominees proposed by the board of directors for election is set forth below.

Magdalena H. Averhoff, M.D.

Director Since 1992
Age 51

      Magdalena H. Averhoff, M.D. is a physician specializing in gastroenterology. She has practiced in Miami, Florida since 1982. Dr. Averhoff also currently serves on the Board of Cedars Medical Center. She also has served as the Chairperson of the Performance Improvement Committee and the Credentials Committee at Cedars Medical Center. Dr. Averhoff has also served as the President of Victoria Hospital and the President and Chief of Staff of Cedars Medical Center. She also serves as a director of the South Florida Inner-City Games.

Jack O. Bovender, Jr.

Director Since 1999
Age 56

      Jack O. Bovender, Jr. has served as our Chairman and Chief Executive Officer since January 2002. Mr. Bovender served as President and Chief Executive Officer from January 2001 to December 2001. From August 1997 to January 2001, Mr. Bovender served as President and Chief Operating Officer of the Company. From April 1994 to August 1997, he was retired after serving as Chief Operating Officer of HCA - Hospital Corporation of America from 1992 until 1994. Prior to 1992, Mr. Bovender held several senior level positions with HCA - Hospital Corporation of America.

J. Michael Cook

Director Since 1999
Age 59

      J. Michael Cook joined Deloitte & Touche LLP in 1964 and served as its Chairman and Chief Executive Officer from 1986 through May 1999. He is currently an independent Trustee of the Fidelity Group of Mutual Funds. He is Chairman Emeritus of Catalyst and is a director of AT&T, The Dow Chemical Company, International Flavors & Fragrances and Rockwell Automation International.

Martin Feldstein

Director Since 1998
Age 62

      Martin Feldstein has served as a Professor of Economics at Harvard University since 1967. Dr. Feldstein also has served as the President and Chief Executive Officer of the National Bureau of Economic Research, a non-profit economic research firm, since 1977, except for the period from August 1982 to July 1984 when he served as Chairman of the Council of Economic Advisors. Dr. Feldstein is a director of American International Group, Inc., Eli Lilly and Company and TRW Inc.

Thomas F. Frist, Jr., M.D.

Director Since 1994
Age 63

      Thomas F. Frist, Jr., M.D. stepped down as our Chairman in January 2002. Dr. Frist served as an executive officer and Chairman of our board of directors from January 2001 to January 2002. From July 1997 to January 2001, Dr. Frist served as our Chairman and Chief Executive Officer. Dr. Frist served as Vice Chairman of the board from April 1995 to July 1997 and as Chairman from February 1994 to April 1995. He was Chairman, Chief Executive Officer and President of HCA - Hospital Corporation of America from 1988 to February 1994.

Frederick W. Gluck

Director Since 1998
Age 66

      Frederick W. Gluck has served as a senior counselor to McKinsey & Company, Inc., an international consulting firm, since July 1998. He worked with Bechtel Group, Inc. from February 1995 to July 1998, serving as its Vice Chairman and Director from January 1996 to July 1997. Mr. Gluck held various positions with McKinsey & Company from 1968 to 1995. During this period he led the firm as managing director for six years. Mr. Gluck is currently a director of Amgen Inc., New York Presbyterian Hospital and the Cottage Health System.

Glenda A. Hatchett

Director Since 2000
Age 50

      Glenda A. Hatchett currently hosts a nationally syndicated television court show, “Judge Hatchett.” Ms. Hatchett served as the Chief Judge of Fulton County Juvenile Court from 1991 until May 1999. Ms. Hatchett served as Judge of Fulton County Juvenile Court from 1990 until 1991. Prior to that time, Ms. Hatchett held various leadership positions with Delta Air Lines, Inc.’s legal and public relations departments. Ms. Hatchett is also a director of The Gap, Inc.

Charles O. Holliday, Jr.

Director Nominee
Age 54

      Charles O. Holliday, Jr. has served as the Chairman and Chief Executive Officer of E.I. DuPont de Nemours and Company, or DuPont, since January 1999, and has served as Chief Executive Officer of DuPont since February 1998. Mr. Holliday served as President of DuPont from December 1997 to December 1998. He was Chairman of DuPont, Asia Pacific from July 1995 until November 1997. Mr. Holliday held a number of other positions with DuPont from 1970 to 1995. Mr. Holliday is also a director of Analog Devices, Inc. and Catalyst and is a member of The Business Council and The Business Roundtable.

T. Michael Long

Director Since 1991
Age 58

      T. Michael Long is a partner with Brown Brothers Harriman & Co., a private banking firm. Mr. Long has been employed by Brown Brothers Harriman & Co. for more than the past five years where he is the co-manager of the 1818 Fund II, L.P. and the 1818 Fund III, L.P. Mr. Long is also a director of Vaalco Energy, Inc., CMSI, Inc., Picis, Inc., Genessee & Wyoming, Inc. and MedSource Technologies. He also serves as a Trustee of Upper Canada College Educational Fund, Inc.

John H. McArthur

Director Since 1998
Age 68

      John H. McArthur served as Dean of the Faculty of the Harvard University Graduate School of Business Administration from 1980 to 1995. He was on the faculty of the Harvard Business School from 1962 to 1980. Mr. McArthur currently serves as Senior Advisor to the President of the World Bank. Mr. McArthur is also a director of AES Corporation, BCE Inc., BCE Emergis Inc., Cabot Corporation, Glaxo SmithKline plc, Rohm and Haas Company, and Koc Holdings, A.S.

Kent C. Nelson

Director Since 1998
Age 64

      Kent C. Nelson served as Chairman and Chief Executive Officer of United Parcel Service, from November 1989 to December 1996. Mr. Nelson held various positions with United Parcel Service over a 37-year period. Mr. Nelson is currently a director of United Parcel Service Inc. and a member of the Boards of the Annie E. Casey Foundation and United Way of America. He also serves on the Boards of Trustees of Emory University’s Carter Center and the Ball State University Foundation. In addition, Mr. Nelson is the current Chairman of the CDC Foundation.

Carl E. Reichardt

Director Since 1994
Age 70

      Carl E. Reichardt, the retired chairman and chief executive officer of Wells Fargo & Company and its principal subsidiary, Wells Fargo Bank (serving from 1983 to December 1994), was named Vice Chairman of the Board and Chairman of the Finance Committee of Ford Motor Company in October 2001. In addition to Mr. Reichardt’s directorship at Ford Motor Company, he is currently a director of ConAgra, Inc., HSBC Holdings plc, McKesson HBOC, Inc., Newhall Management Corporation (managing partner of the Newhall Land & Farming Company, a California limited partnership) and PG&E Corporation.

Frank S. Royal, M.D.

Director Since 1994
Age 62

      Frank S. Royal, M.D. is a physician who has been practicing in Richmond, Virginia for over 20 years. Dr. Royal served as President and Chairman of the National Medical Association. Dr. Royal is a director of Chesapeake Corporation, CSX Corporation, Dominion Resources, Inc. and SunTrust Banks, Inc. He also serves as Chairman of the Boards of Trustees of Meharry Medical College and Virginia Union University.

Harold T. Shapiro

Director Since 2001
Age 66

      Harold T. Shapiro served as the President of Princeton University from January 1988 to July 2001. Dr. Shapiro also served as the President of the University of Michigan from 1980 to 1987, and currently serves as Professor of Economics and Public Affairs at Princeton University. Dr. Shapiro also served as chairman of the National Bioethics Advisory Commission from 1986 to 2001, and is currently chair of the Alfred P. Sloan Foundation. Dr. Shapiro is also a director of The Dow Chemical Company, DeVry Inc., the University of Pennsylvania Medical Center and the Robert Wood Johnson Medical School.

Corporate Governance

      Our business is managed under the direction of the board of directors. Our board delegates the conduct of the business to our senior management team.

      During 2001, our board of directors held six meetings. All incumbent directors attended at least seventy-five percent of the board meetings and meetings of the committees of the board on which the director served, except for Messrs. Gluck and Shapiro. Due to illness, Mr. Gluck was unable to participate in any meetings in the first quarter of the year, but he attended 100% of the meetings during the remainder of the year. Mr. Shapiro was unable to attend several meetings because of commitments previously scheduled at the time of his appointment to the board.

      Our Chairman and Chief Executive Officer usually proposes the agenda for the board meetings. Directors receive the agenda and supporting information in advance of the meetings. Directors may raise other matters to be included in the agenda or at the meetings. Our Chairman and Chief Executive Officer and other members of senior management make presentations to the board at the meetings and a substantial portion of the meeting time is devoted to the board’s discussion of these presentations.

      Directors have regular access to senior management. They may also seek independent, outside advice. The board considers all major decisions. The board has established six standing committees so that certain areas can be addressed in more depth than may be possible at a full board meeting.

      Audit Committee. Members of the audit committee are Carl E. Reichardt (Chairman), Martin Feldstein, Frederick W. Gluck, John H. McArthur and Harold T. Shapiro, none of whom are our officers or employees and all of whom are “independent” within the meaning of the New York Stock Exchange’s rules. This committee reviews the programs of our internal auditors, the results of their audits, and the adequacy of our system of internal controls and accounting practices. This committee also reviews the scope of the annual audit by our independent auditors before its commencement, reviews the results of the audit and reviews the types of services for which we retain independent auditors. In 2001, this committee met seven times.

      Compensation Committee. Members of the compensation committee are Frank S. Royal, M.D. (Chairman), J. Michael Cook, Frederick W. Gluck and Thomas S. Murphy, none of whom are our officers or employees. This committee’s functions include oversight of compensation arrangements for executive management, review of compensation plans relating to officers, grants of options and other benefits under our employee benefit plans, and general review of our employee compensation policies. In 2001, this committee met four times.

      Ethics and Compliance Committee. Members of the ethics and compliance committee are J. Michael Cook (Chairman), Magdalena H. Averhoff, M.D., Glenda A. Hatchett and Frank S. Royal, M.D., none of whom are our officers or employees. This committee’s functions include review of matters relating to our ethics and compliance functions and review of the adequacy, scope and results of our ethics and compliance procedures. In 2001, this committee met four times.

      Executive Committee. Members of the executive committee are Thomas F. Frist, Jr., M.D., Kent C. Nelson and Frank S. Royal, M.D. This committee has the authority to exercise all of the powers of the full board of directors, with certain exceptions relating to major corporate matters. This committee is available to review with members of management certain areas of our operations and to act when it is impractical to assemble the entire board for a meeting. In 2001, this committee met one time.

      Finance and Investments Committee. Members of the finance and investments committee are John H. McArthur (Chairman), Martin Feldstein, T. Michael Long, Thomas S. Murphy and Kent C. Nelson, none of whom are our officers or employees. This committee’s functions include review and consideration of matters relating to our financial and investment strategies. In 2001, this committee met two times.

      Nominating Committee. Members of the nominating committee are T. Michael Long (Chairman), Magdalena H. Averhoff, M.D., Glenda A. Hatchett and Harold T. Shapiro, none of whom are our officers or employees. This committee considers, investigates and recommends to the board of directors, qualified candidates for election to the board of directors. In 2001, this committee met two times.

      Our board of directors has adopted a retirement policy for its members. Under the policy, no person may be nominated to a term of office on the board of directors if he or she has attained the age of 72 before the first day of the proposed term of office.

      The board of directors will consider nominees for the board of directors recommended by stockholders if stockholders comply with the advance notice provisions contained in our certificate of incorporation. Directors are selected based on their demonstrated knowledge, experience and ability in their chosen endeavors and, most importantly, based on their ability to represent the interests of all the stockholders. Stockholder recommendations for nominees must include biographical information and the proposed nominee’s written consent to nomination. The recommendations must be addressed to our Corporate Secretary and delivered or mailed and received at our principal executive offices not less than 60 days nor more than 90 days before the scheduled date of the meeting (or, if less than 70 days notice or prior public disclosure of the date of the meeting is given, the tenth day following the earlier of the day the notice was mailed or the day public disclosure was made).

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and greater than ten-percent stockholders to file initial reports of ownership and reports of changes in ownership of any of our securities with the Securities and Exchange Commission, the New York Stock Exchange and us. We believe that during the 2001 fiscal year, all of our directors and officers complied with the requirements of Section 16(a). This belief is based on our review of forms filed or written notice that no reports were required.

Certain Legal Proceedings

      We are currently a party to several stockholder derivative, class action and other lawsuits. The plaintiffs have named several of our current and former directors and executive officers as defendants in the lawsuits. Our Annual Report on Form 10-K for the year ended December 31, 2001 provides more information with respect to these and other legal proceedings.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES.

ITEM 2 — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS OUR INDEPENDENT AUDITORS

      The audit committee has recommended, and the board of directors has appointed, Ernst & Young LLP as our independent auditors. The independent auditors will audit our consolidated financial statements for 2002. This appointment is subject to your ratification. If you do not ratify their appointment, the board of directors and the audit committee will reconsider their appointment. Ernst & Young LLP has served as our independent auditors since 1994. Representatives of Ernst & Young LLP will attend our annual meeting. They will have an opportunity to speak and respond to your questions.

      Audit Fees. The aggregate audit fees billed to us by Ernst & Young LLP during 2001 for professional services rendered for the audit of our annual financial statements and for the reviews of the financial statements included in our quarterly reports on Form 10-Q totaled $3.7 million.

      Financial Information Systems Design and Implementation Fees. No fees were billed to us by Ernst & Young LLP during 2001 for professional services regarding financial information systems design and implementation.

      All Other Fees. In addition to the fees described above, Ernst & Young LLP billed us an aggregate of $4.9 million for all other services rendered during 2001. Of this amount, $3.0 million consists of fees for audit-related services. Audit-related services include fees for state and foreign regulatory audits, benefit plan audits, accounting consultation, Securities and Exchange Commission registration statements and internal controls review. Other services include fees primarily for tax-related services. No amounts were billed to us by Ernst & Young LLP during 2001 for internal audit outsourcing services.

      The audit committee has considered whether the independent auditors provision of non-audit services to HCA is compatible with the auditors’ independence.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS.

AUDIT COMMITTEE REPORT FOR 2001

      The audit committee reviews HCA’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. HCA’s independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States. HCA’s board of directors adopted and recently amended a written charter for the audit committee, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

      In light of recent developments, the audit committee reviewed its charter and determined that it was appropriate to amend the charter to include among its specific responsibilities a review and discussion with management and the independent auditors of the critical accounting policies used in the annual audited financial statements as well as a discussion with the independent auditors of all matters affecting the quality of HCA’s financial reporting and the fairness of the presentation in the financial statements of the results of operations, financial position and financial risks of HCA.

      In this context, the audit committee has reviewed and discussed the audited financial statements with management and the independent auditors. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the audit committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from HCA and its management. The audit committee has considered whether the independent auditors’ provision of non-audit services to HCA is compatible with the auditor’s independence.

      The audit committee discussed with HCA’s internal and independent auditors the overall scope and plans for their respective audits. The audit committee meets with the internal and external auditors, with and without management present, to discuss the results of their examinations, the evaluations of HCA’s internal controls and the overall quality of HCA’s financial reporting.

      In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in HCA’s Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Carl E. Reichardt (Chairman)
Martin Feldstein
Frederick W. Gluck
John H. McArthur
Harold T. Shapiro

      The foregoing report of the audit committee does not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing by HCA under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

ITEM 3 — OTHER MATTERS

      We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the annual meeting. The persons named in the proxies will vote in accordance with the recommendation of the board of directors on any other matters properly brought before the annual meeting. Discretionary authority for them to do so is contained in the proxy.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth information regarding the compensation earned by the Chief Executive Officer, the former Chief Executive Officer and the four most highly compensated executive officers based on salary and bonus earned during 2001 (named executive officers).

					Long-Term Compensation
	Annual Compensation				Awards

				Other		Securities
				Annual	Restricted	Underlying	All Other
Name and Principal	Fiscal	Salary	Bonus	Compensation	Stock Awards	Options/	Compensa-
Positions	Year	($)(1)	($)	($)(2)	($)(3)	SARS (#)(4)	tion ($)(5)

Jack O. Bovender, Jr.(6)	2001	$1,027,526	—	—	$1,171,576	400,000	$203,596
Chairman and Chief	2000	$812,527	—	—	$793,678	—	$16,343
Executive Officer	1999	$750,006	—	—	$533,344	420,660	$15,345

Thomas F. Frist, Jr., M.D.(7)(8)	2001	$2,363	—	$10,828	—	—	$40,936
Former Chief	2000	$2,418	—	$9,940	$14,896	—	$15,359
Executive Officer	1999	$2,223	—	$15,957	—	—	$14,407

Richard M. Bracken	2001	$587,550	—	—	$614,757	220,000	$104,327
President and Chief	2000	$497,509	—	—	$404,920	—	$15,024
Operating Officer	1999	$453,759	—	$107,018	$277,288	262,912	$14,108

Robert A. Waterman	2001	$525,238	—	—	$496,623	20,000	$38,177
Senior Vice President and	2000	$500,002	—	—	$384,214	—	$6,786
General Counsel	1999	$468,750	—	—	$286,460	315,495	$6,367

Jay Grinney	2001	$700,313	—	—	$119,972	20,000	$101,862
President — Eastern Group	2000	$497,509	—	—	$389,780	—	$12,671
	1999	$453,759	—	$75,338	$277,288	262,912	$11,896

Frank M. Houser, M.D.	2001	$478,573	—	—	$247,640	15,000	$48,829
Corporate Medical Director	2000	$459,769	—	—	$196,843	—	$8,764
and Senior Vice President	1999	$449,839	—	—	$129,801	157,747	$8,222
of Quality

(1)	Salary amounts do not include the value of restricted stock awards granted pursuant to our Amended and Restated 1995 Management Stock Purchase Plan in lieu of a portion of annual salary or shares received pursuant to our Performance Equity Incentive Plan. Such awards are included in the Restricted Stock Awards column.
(2)	Except as noted in the table, perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for the named executive officer. Other annual compensation for Dr. Frist during 2001 represents personal use of corporate aircraft.
(3)	Restricted Stock Awards include the following:

•	Shares of HCA Common Stock awarded pursuant to the Management Stock Purchase Plan. Pursuant to our Amended and Restated Management Stock Purchase Plan officers may elect to receive restricted shares in lieu of up to 25% of base salary, purchased at a 25% discount from the average market price of the stock during the deferral period. With respect to shares issued pursuant to the plan in lieu of a portion of annual salary, amounts in the table represent the dollar value of the shares based on the average of the closing prices per share of HCA stock during the two semi-annual deferral periods. With respect to the first semi-annual deferral period in 2001, Messrs. Bovender, Bracken, Waterman and Houser received 5,827, 2,968, 2,968 and 901 shares, respectively, at the average closing price of $39.043 for a total of $227,504, $115,880, $115,880 and $35,178, respectively. With respect to the second semi-annual deferral period in 2001, Messrs. Bovender, Bracken, Waterman and Houser received 5,388, 3,399, 2,764 and 839 shares, respectively, at the average closing price of $42.517 for a total of $229,082, $144,515, $117,517 and $35,672, respectively. Subject to certain exceptions, the restrictions on the shares lapse three years after the grant date.

•	Shares of HCA Common Stock awarded pursuant to the Company’s Performance Equity Incentive Plan. 2001 amounts include restricted shares of HCA common stock awarded pursuant to the

Performance Equity Incentive Plan based on the closing price per share on the date of grant ($35.60). Pursuant to the plan, Messrs. Bovender, Bracken, Waterman, Grinney and Houser were awarded 20,084, 9,954, 7,394, 3,370 and 4,966 restricted shares with a value as of the grant date of $714,990, $354,362, $263,226, $119,972 and $176,790, respectively. Subject to certain exceptions, the restrictions lapse on 50% of the shares each year over the two years following the grant.

As of December 31, 2001, Messrs. Bovender, Bracken, Waterman, Grinney and Houser held an aggregate of 75,151, 41,119, 37,867, 27,790 and 17,187 shares of restricted stock, respectively. Pursuant to SEC rules, after deducting the consideration paid therefore, the shares held by Messrs. Bovender, Bracken, Waterman, Grinney and Houser had a net pre-tax value as of December 31, 2001 of $1,908,039, $996,689, $883,281, $678,320 and $470,247, respectively. Dividends will be payable on shares of restricted HCA common stock if and to the extent paid on HCA common stock generally, regardless of whether or not the shares are vested. The amounts presented do not include shares awarded in March 2002 pursuant to the Performance Equity Incentive Plan.

(4)	Represents options to acquire shares of our common stock.
(5)	In 2001, consists of company contributions to our Retirement Plan, matching company contributions to our 401(k) Plan and company contributions to our Restoration Plan as set forth below.

	Bovender	Frist	Bracken	Waterman	Grinney	Houser

HCA Retirement Plan	$14,278	$14,278	$14,278	$5,841	$10,384	$7,788
HCA 401(k) Matching Contribution	$2,125	$0	$2,125	$0	$2,550	$2,550
HCA Restoration Plan	$187,193	$26,658	$87,924	$32,336	$88,928	$38,491

(6)	On January 8, 2001, Mr. Bovender was appointed our Chief Executive Officer.
(7)	On January 8, 2001, Dr. Frist stepped down as our Chief Executive Officer, but he continues to serve as a director.
(8)	Dr. Frist’s salary covers the cost of benefits only. Otherwise he elected to serve without salary and bonus.

Option Grants During 2001

      The following table presents additional information concerning the option awards shown in the Summary Compensation Table for 2001. These options to purchase our common stock were granted to the named executive officers under the Company’s 2000 Equity Incentive Plan, at exercise prices equal to the fair market value of our common stock on the date of grant.

	Individual Grants
					Potential Realizable
		Percent of Total			Value at Assumed Annual
		Options			Rates of Stock Price
	Number of	Granted to			Appreciation for Option
	Securities	Employees in	Exercise		Term(3)
	Underlying	Last Fiscal	Price Per	Expiration
Name	Options(1)	Year	Share(2)	Date	5% ($)	10% ($)

Jack O. Bovender, Jr.	400,000	4.77%	$37.32	1/25/2011	$9,388,139	$23,791,387
Thomas F. Frist, Jr., M.D.	0	0.00%	N/A	N/A	N/A	N/A
Richard M. Bracken	20,000	0.24%	$35.60	3/22/2011	$447,773	$1,134,745
Richard M. Bracken	200,000	2.39%	$45.98	7/26/2011	$5,783,315	$14,656,056
Robert A. Waterman	20,000	0.24%	$35.60	3/22/2011	$447,773	$1,134,745
Jay Grinney	20,000	0.24%	$35.60	3/22/2011	$447,773	$1,134,745
Frank M. Houser, M.D.	15,000	0.18%	$35.60	3/22/2011	$335,830	$851,058

(1)	These options vest in four equal annual installments beginning on the first anniversary of the date of grant.
(2)	The exercise price of all options equals the closing price of HCA’s common stock on the date of grant.
(3)	The potential realizable value portion of the foregoing table represents a hypothetical value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the common stock over the term of the options. The amounts do not take into account provisions of the options relating to vesting, non-transferability or termination of the option following termination of employment.

Aggregate Option Exercises During 2001 and Fiscal Year-End Option Values

      The following table provides information related to options to purchase common stock of HCA and two of its former subsidiaries, LifePoint Hospitals, Inc. and Triad Hospitals, Inc., exercised by the named executive officers during the 2001 fiscal year, and the number and value of options held at fiscal year end. All shares and options represent HCA shares and options except where noted. We have not issued stock appreciation rights or warrants to our executive officers.

				Number of Securities			Value of Unexercised In-
				Underlying Unexercised			The-Money Options/SARs
	Shares Acquired			Options/SARs (#)			at Fiscal Year-End ($)(1)
	On Exercise	Value
Name	(#)	Realized ($)		Exercisable		Unexercisable	Exercisable	Unexercisable

Jack O. Bovender, Jr.	—	—		585,330		735,330	$8,907,447	$6,461,222
Thomas F. Frist, Jr., M.D.	24,076 (2)	$673,362	(3)	305,686		—	$4,267,438	—
Richard M. Bracken	148,625	$4,500,433		295,496		422,706	$2,938,039	$3,614,124
Robert A. Waterman	157,746	$4,629,036		262,500		265,249	$3,080,936	$4,465,393
Jay Grinney	33,857 (4)	$739,335	(5)	478,735		236,456	$5,692,382	$3,622,696
Frank M. Houser, M.D.	—	—		361,295	(6)	150,125	$3,774,675	$2,185,741

(1)	The closing prices for the HCA common stock, the LifePoint common stock and the Triad common stock as reported by the New York Stock Exchange or NASDAQ (LifePoint) on December 31, 2001, the last trading day of the year, were $38.54, $34.04 and $29.35, respectively. Value is calculated on the basis of the difference between the closing price and the option exercise price multiplied by the number of shares of common stock underlying the option.
(2)	Represents 12,038 shares of LifePoint common stock and 12,038 shares of Triad common stock.
(3)	Represents $399,155 and $274,207 realized with respect to the exercise of LifePoint and Triad options, respectively.
(4)	Represents 4,429 shares of LifePoint common stock and 29,428 shares of Triad common stock.
(5)	Represents $127,297 and $612,038 realized with respect to the exercise of LifePoint and Triad options, respectively.
(6)	Represents 353,009 options to purchase shares of HCA common stock, 4,143 options to purchase shares of LifePoint common stock and 4,143 options to purchase shares of Triad common stock.

Supplemental Executive Retirement Plan

      HCA maintains a Supplemental Executive Retirement Plan which is intended to qualify as a “top-hat” plan designed to benefit a select group of management or highly compensated employees.

      In the event the employee’s “accrued benefits under the Company’s Plans,” are (utilizing actuarial factors) insufficient to provide the “life annuity amount,” the SERP will provide a benefit equal to the amount of the shortfall. The following table presents the estimated maximum annual benefit payable to a participant from a combination of the SERP and other accrued benefits under the Company’s Plans upon normal retirement based upon “pay average,” “years of service” and a 2.4% “accrual rate.” The benefit amounts listed are not subject to any deduction for Social Security.

	Years of Service

Pay Average	5	10	15	20	25

$ 200,000	$24,000	$48,000	$72,000	$96,000	$120,000
$ 400,000	$48,000	$96,000	$144,000	$192,000	$240,000
$ 600,000	$72,000	$144,000	$216,000	$288,000	$360,000
$ 800,000	$96,000	$192,000	$288,000	$384,000	$480,000
$1,000,000	$120,000	$240,000	$360,000	$480,000	$600,000
$1,200,000	$144,000	$288,000	$432,000	$576,000	$720,000
$1,400,000	$168,000	$336,000	$504,000	$672,000	$840,000
$1,600,000	$192,000	$384,000	$576,000	$768,000	$960,000
$1,800,000	$216,000	$432,000	$648,000	$864,000	$1,080,000
$2,000,000	$240,000	$480,000	$720,000	$960,000	$1,200,000
$2,200,000	$264,000	$528,000	$792,000	$1,056,000	$1,320,000
$2,400,000	$288,000	$576,000	$864,000	$1,152,000	$1,440,000
$2,600,000	$312,000	$624,000	$936,000	$1,248,000	$1,560,000
$2,800,000	$336,000	$672,000	$1,008,000	$1,344,000	$1,680,000
$3,000,000	$360,000	$720,000	$1,080,000	$1,440,000	$1,800,000

      The “life annuity amount” is the annual benefit payable as a life annuity to a participant upon normal retirement. It is equal to the participant’s “accrual rate” multiplied by the product of the participant’s “years of service” times the participant’s “pay average.” The SERP benefit for each year equals the life annuity amount less the annual life annuity amount produced by the employee’s “accrued benefits under the Company’s Plans.” The life annuity amount payable to a participant who takes early retirement is reduced by three percent for each full or partial year that the participant retires prior to age 62.

      The “accrual rate” is a percentage assigned to each participant, and is either 2.2% or 2.4%. A participant is credited with a “year of service” for each calendar year that the participant performs at least 1,000 hours of service for HCA or for a subsidiary of HCA, or for each year the participant is otherwise credited by HCA, subject to a maximum credit of 25 years of service.

      A participant’s “pay average” is an amount equal to one-fifth of the sum of the compensation during the period of 60 consecutive months for which total compensation is greatest within the 120 consecutive month period immediately preceding the participant’s retirement. For purposes of this calculation, the participant’s compensation includes base compensation, payments under the Performance Equity Incentive Plan and bonuses paid prior to the establishment of the Performance Equity Incentive Plan. Compensation reported as “other annual compensation” in the Summary Compensation Table is not included in the pay average.

      The “accrued benefits under the Company’s Plans” of an employee equal the sum of the employer-funded benefits accrued under the HCA Retirement Plan, the HCA 401(k) Plan, the Healthtrust, Inc. - The Hospital Company 401(k) Retirement Program, the EPIC Healthcare Group, Inc. Profit Sharing Plan and any other tax-qualified plan maintained by HCA or a subsidiary, the income/loss adjusted amount distributed to the participant under any of these plans, the account credit and the income/loss adjusted amount distributed to the participant under the HCA Restoration Plan and any other nonqualified retirement plans sponsored by HCA or an HCA subsidiary.

      As of December 31, 2001, the estimated credited years of service for each of the named executive officers were as follows: Mr. Bovender, 22 years; Dr. Frist, 33 years (capped at the maximum of 25 years); Mr. Bracken, 20 years; Mr. Waterman, 4 years; Mr. Grinney, 12 years; and Dr. Houser, 7 years.

Directors’ Compensation

      Our outside directors (those directors who are not our officers or employees) may choose to receive an annual retainer of $40,000 payable in restricted stock that vests one year from the date of the grant or to receive a five-year retainer of $200,000 in restricted stock units that vest annually over a five-year period at a rate of 20% per year. Awards are made pursuant to the Company’s 2000 Equity Incentive Plan. Outside directors are also eligible to receive competitive option awards pursuant to the 2000 Equity Incentive Plan. In May 2001, we granted each outside director an option to purchase 6,950 shares of our common stock (exercisable at the shares’ fair market value on the date of the grant). The options vest annually over a five-year period at a rate of 20% per year, commencing on the date of the grant. The board also granted Dr. Shapiro, a recently elected director, an option to purchase 7,300 shares of our common stock (exercisable at the shares’ fair market value on the date of the grant) in order to make his compensation commensurate with the aggregate equity compensation awarded to our other outside directors. This grant vests annually over a five-year period at a rate of 20% per year, commencing on the date of the grant. In 2001, the board meeting fee was $1,500 per meeting. Committee chairpersons received $1,500 per committee meeting, and other committee members received $1,200 per committee meeting. Additionally, we reimbursed directors for expenses incurred relating to attendance at meetings. Effective in 1997, we match charitable contributions by directors up to an aggregate $15,000 annually. Employee directors are not eligible for any additional compensation for service on the board or its committees.

COMPENSATION COMMITTEE REPORT ON

EXECUTIVE COMPENSATION FOR 2001

      The Compensation Committee of the Board of Directors oversees decisions on compensation and benefits for the Company’s executives. The Committee is composed solely of persons who are both “Non-employee Directors” as defined in Rule 16b-3 of the rules promulgated under the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission, and “Outside Directors” as defined in §162(m) of the Internal Revenue Code of 1986. Responsibilities of the Compensation Committee include review of compensation plans and approval of compensation arrangements for executive management, grants of options and other benefits under employee benefit plans and general oversight of employee compensation policy.

Compensation Objectives

      The Compensation Committee believes the most effective executive compensation program aligns the interests of the Company, its stockholders and executives. The Company’s primary objective is to provide the highest quality health care while enhancing long-term stockholder value. The Compensation Committee is committed to a strong, positive link between strategic business goals and compensation and benefit goals.

Compensation Policies with Respect to Executive Officers

      The Company’s executive compensation structure consists of base salary, annual Performance Equity Incentive Plan (“PEP”) restricted stock grants, and stock option grants. In addition, the Company provides an opportunity for executives to participate in a Management Stock Purchase Plan (“MSPP”), a Restoration Plan, and a Supplemental Executive Retirement Plan (“SERP”). Executive officer base salaries coupled with PEP target awards are generally positioned at the median of annual compensation (base salaries plus annual incentives) paid by the competitive group of general industry companies, with an emphasis on salary relative to the market. Executive total compensation (base salaries, PEP target awards and stock option grants) is generally positioned between the 50th and 75th percentile of total compensation paid by the comparison group. Due to the Company’s larger size relative to other health care companies, the Committee believes that a broad group of similar-sized companies across general industry is a reasonable barometer for competitive executive compensation measurement. Generally, there are no contractual agreements of employment with executive officers, and executive officers receive limited perquisites. The compensation of the named executive officers is listed in the Summary Compensation Table found under “Executive Compensation” in this proxy statement.

Base Salary

      The salaries of the named executive officers, and the salaries of other executive officers, are evaluated annually with the assistance of an outside consultant. In determining appropriate salary levels and salary increases, the Committee considers level of responsibility, individual performance, internal equity and external pay practices.

Performance Equity Incentive Plan

      Executives have an annual opportunity to earn restricted shares of common stock under the Performance Equity Incentive Plan. For named executive officers, PEP awards are based strictly on the Company’s annual financial performance. In 2001, the financial performance target for named executive officers was based on the Company’s income before depreciation and amortization, interest expense, settlement with Federal government, gains on sales of facilities, impairment of long-lived assets, restructuring of operations and investigation related costs, minority interests, income taxes and extraordinary charge (“EBITDA”). For the Company’s other executives, PEP awards are based on a combination of Company/Unit financial performance such as EBITDA and/or earnings per share as well as non-financial performance such as individual performance and/or customer satisfaction. To encourage continued focus on the longer-term performance, PEP restricted stock awards vest 50% a year for a two-year period after the date of grant.

Stock Options

      The Compensation Committee believes that stock option grants provide an equity incentive that focuses executive attention on managing the business effectively and ensuring operational decisions are based on long-term results that benefit the business and the stockholders. In determining the size of individual option grants, the Committee considers an assessment of the executive’s level of responsibility, past and anticipated contributions to the Company, competitive practices, and the number of shares available for grant. Option grants to executive officers are made with an exercise price equal to fair market value on the date of the grant and generally vest annually over four years.

Management Stock Purchase Plan

      Select executives may elect to convert up to 25% of their annual base salary into restricted shares of common stock under the Management Stock Purchase Plan. These restricted shares are granted at a 25% discount. The restriction period is generally three years from the date of grant, encouraging a long-term Company focus. With certain exceptions, if employment is terminated during the restricted period, the employee receives a cash payment equal to the lesser of (a) the then-current fair market value of the restricted shares or (b) the aggregate salary foregone by the employee as a condition to receiving the restricted shares. Any additional value is forfeited.

Restoration Plan and Supplemental Executive Retirement Plan

      In 2001, the Company implemented two non-qualified retirement programs. The Restoration Plan provides a benefit to replace the lost contributions due to the IRS compensation limit under Internal Revenue Code Section 401(a)(17). Executives also participate in the Supplemental Executive Retirement Plan. The SERP benefit brings the total value of annual retirement income to a specific income replacement level and helps HCA remain competitive for attracting and retaining key executive talent.

Chief Executive Officer Compensation

      In January 2001, Dr. Frist stepped down as Chief Executive Officer of HCA, and Mr. Bovender was promoted to the position of Chief Executive Officer. Mr. Bovender’s base salary, target PEP award and long-term incentive award for 2001 were determined by the Compensation Committee in a manner consistent with the factors described above for all executive officers. Mr. Bovender’s base salary for fiscal year 2001 of $1,375,000 reflects his new position, duties and responsibilities. In determining Mr. Bovender’s 2001 PEP award, the Compensation Committee considered HCA’s financial performance relative to its 2001 EBITDA objective. The Committee granted 400,000 stock options to Mr. Bovender under the 2000 Equity Incentive Plan to recognize his promotion as well as his past contributions. The options granted in 2001 have an exercise price equal to fair market value on the date of grant, and vest equally over four years. In addition, Mr. Bovender is eligible to participate in the MSPP, Restoration Plan and SERP.

Executive Compensation Tax Deductibility

      Under Section 162(m) of the Internal Revenue Code, compensation paid by a publicly-held corporation to the chief executive officer and the other four most highly paid executive officers in excess of $1 million per year per executive is deductible only if paid pursuant to qualifying performance-based compensation plans approved by stockholders. Because the amount and mix of individual compensation are based on competitive considerations as well as Company and individual performance, executive officer nonperformance-based compensation may exceed $1 million in a given year.

      The foregoing report is submitted by the members of the 2001 Compensation Committee of the Board of Directors whose members were as follows:

                              Frank S. Royal, M.D. (Chairman)

                              J. Michael Cook
                              Frederick W. Gluck
                              Thomas S. Murphy

      The foregoing report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Employment, Severance and Change in Control Agreements

      Our employment letter with Mr. Waterman provides that if he is terminated without cause during 2002, we will pay him severance equal to two years’ salary, if he is terminated without cause after 2002, we will pay him severance equal to one year’s salary.

Compensation Committee Interlocks and Insider Participation

      The members of the compensation committee were responsible for determining executive compensation and stock option grants to executive officers. During 2001, the following directors served on the compensation committee: Frank S. Royal, M.D., J. Michael Cook, Frederick W. Gluck and Thomas S. Murphy. Dr. Thomas F. Frist, our then current Chairman, submitted recommendations to the compensation committee concerning executive officer compensation for 2001, but did not participate in deliberations regarding the compensation of such officers.

Certain Relationships and Related Transactions

      In December 2000, HCA transferred 116 medical office buildings (“MOBs”) to Medcap Properties, LLC (“MedCap”). HCA received approximately $250 million and a minority interest (approximately 48%) in MedCap in the transaction. MedCap is a private company that was formed by HCA and other investors to acquire the buildings. Charles A. Elcan, the Chief Manager of MedCap and a member of MedCap’s board of governors, owns 18,040 Class A units and 370 Class C units in MedCap representing approximately 16.9% of the equity interest in MedCap. During 2001, Mr. Elcan received approximately $2.3 million in distributions in respect of his Class A units in the same manner as other holders of Class A units. During 2001, no distributions were made with respect to the Class C units. Mr. Elcan was paid a salary by MedCap during 2001 pursuant to an employment agreement. Mr. Elcan also participated in a bonus pool, along with other members of MedCap’s management, based upon MedCap’s achievement of certain performance thresholds. Mr. Elcan is the son-in-law of Dr. Frist, a director and former executive officer of HCA.

      HCA leases certain office space from MedCap and during 2001 paid MedCap $17.1 million in rents for such leased office space. HCA reserves certain rights of control and approval with respect to the leasing, operation and maintenance of the MOBs transferred to MedCap. In return for these rights, HCA has provided MedCap with a contingent guaranty of a specified level of net operating income, defined as rental income less operating expenses. This agreement relates to the majority of the MOBs transferred to MedCap and no payments were required under the agreement during 2001. HCA has also provided special credit enhancement under separate operations and support agreements related to certain MOBs that are newly constructed or have relatively low occupancy rates. HCA incurred costs of $3.2 million under these agreements during 2001. The term of the operations and support agreements is for five years and is extendable indefinitely at HCA’s option. MedCap subleased certain office space from HCA and during 2001 paid HCA approximately $91,000 in rent for such office space, an amount equal to that paid by HCA to the landlord.

      MedCap has the option to require HCA to purchase the affiliated MOBs with respect to an HCA hospital that is closed or replaced. The purchase price for affiliated MOBs under the option agreement is the greater of their aggregate fair value or their aggregate scheduled value at MedCap’s formation date. During 2001, HCA repurchased two MOBs from MedCap that were affiliated with hospital facilities that HCA planned to sell. The aggregate purchase price was $4.5 million, which was an amount negotiated by management based on the financial performance of the MOBs, HCA’s belief that ownership of the MOBs would facilitate the sale of the affiliated hospitals, the amount payable for the MOBs if the option agreement were exercised and other factors. These MOBs were valued at $2.6 million when they were acquired by MedCap from HCA in December 2000.

      During 2001, the Company paid Dr. Frist approximately $78,000 for approximately 60 hours of charter services provided to the Company by Dr. Frist using his personal aircraft. The Company believes the amount paid to Dr. Frist for such services was no less favorable to HCA than that which could have been obtained from unrelated third parties. HCA and Dr. Frist entered into a retirement agreement effective January 1, 2002, in connection with his retirement as an executive officer and as Chairman. Pursuant to the agreement, HCA agreed to make a one-time payment of $30,352 to enable Dr. Frist to continue comparable medical insurance, provide office space, employ an administrative assistant on the budget guidelines used for other HCA employees for his clerical support and to provide HCA hangar space to the extent available for a family owned aircraft.

Company Stock Performance

      The following performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

      The graph below compares the cumulative total stockholder return on our common stock for the past five years, with the cumulative total return of companies on the Standard & Poor’s 500 Index (S&P 500 Index) and the Standard & Poor’s Hospital Management Index (Hospital Index) over the same period (assuming the investment of $100 in our common stock, the S&P 500 Index and the Hospital Index on December 31, 1996 and reinvestment of all dividends).

HCA INC.

Comparison of Cumulative Total Returns

	12/96	12/97	12/98	12/99	12/00	12/01

HCA	100.00	72.88	61.07	72.60	109.27	95.88
S&P 500 INDEX	100.00	133.36	171.47	207.56	188.66	166.24
HOSPITAL INDEX	100.00	87.37	71.84	80.96	131.51	136.25

GENERAL INFORMATION

Annual Report

      Our 2001 annual report to stockholders is being mailed to stockholders with this proxy statement. The annual report is not part of the proxy solicitation materials.

Additional Information

      A copy of our Annual Report on Form 10-K for the year ended December 31, 2001, excluding certain of the exhibits thereto, may be obtained without charge by writing to HCA, Office of Investor Relations, One Park Plaza, Nashville, Tennessee 37203.

EXHIBIT A

Adopted March 28, 2002

HCA INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Purpose

      The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities with respect to the Company’s financial reporting process, financial reports and other financial information, the Company’s systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements. The Committee shall also provide a forum for communication among the independent auditors, management, the internal auditing department, and the Board with respect to these matters. The Committee shall make regular reports to the Board.

      In discharging its oversight role, the Committee is authorized to investigate any matter related to its responsibilities with full access to all books, records, facilities and personnel of the Company and the authority to retain outside counsel, auditors or other experts or consultants for this purpose.

      The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Membership

      The Committee shall be comprised of not less than three members of the Board, and the Committee’s composition will meet the independence and experience and other requirements of the New York Stock Exchange.

      Accordingly, as determined by the Board and in accordance with the rules of the New York Stock Exchange, all of the members will be directors:

1.	Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2.	Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key Responsibilities

      The Committee’s duty is one of oversight. In this respect, the Committee recognizes that the Company’s management is responsible for the preparation and integrity of the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that the Company’s financial management, including the internal audit department, as well as its independent auditors, have more knowledge and more detailed information regarding the Company and its financial reports than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work, and is not conducting an audit or investigation of the financial statements nor determining that the financial statements are true and complete or have been prepared in accordance with generally accepted accounting principles. Nor is it the duty of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure compliance with laws and regulations or the Company’s Code of Conduct.

      The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

A-1

•	The Committee shall review and discuss with management and the independent auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K) and the selection, application and disclosure of critical accounting policies used in such financial statements. The Committee shall review and discuss with management and the independent auditors material related party transactions as defined in the Statement of Financial Accounting Standards No. 57 and other accounting and regulatory pronouncements. The Committee also shall discuss with the independent auditors the matters required to be discussed by Statements of Auditing Standards (“SAS”) No. 61 and No. 90, as may be modified or supplemented, as well as matters affecting the quality of the Company’s financial reporting and the fairness of the presentation in the financial statements of the financial condition and financial risks of the Company. Based on such review and discussion, the Committee shall consider whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

•	The Committee, as a whole or through the Committee Chair, shall review and discuss with management and the independent auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the Securities and Exchange Commission and discuss with the independent auditors the matters required to be discussed by SAS No. 61 and No. 90, as may be modified or supplemented; this review will occur prior to the public release of such quarterly financial results and prior to the Company’s filing of the Form 10-Q.

•	The Committee shall discuss with management, the internal audit department and the independent auditors the quality and adequacy of the Company’s internal controls. Also, the Committee shall receive reports from the Senior Officer in charge of the Company’s internal audit department and review the internal audit plan at least annually.

•	The Committee shall:

•	receive from the independent auditors annually a formal written statement delineating all relationships between the independent auditors and the Company that may impact the objectivity and independence of the independent auditors, consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented;

•	discuss with the independent auditors in an active dialogue any such disclosed relationships or services and their impact on the independent auditors’ objectivity and independence;

•	establish policies and procedures for the engagement of the independent auditors to provide non-audit services and consider whether the provision of the non-audit services by the independent auditors is compatible with maintaining the independent auditors’ independence; and

•	if determined appropriate by the Committee, recommend that the Board take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence.

•	The Committee, subject to any action that may be taken by the Board, shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the independent auditors. The independent auditors for the Company are ultimately accountable to the Board and the Committee.

•	The Committee shall, at least annually, meet with the Senior Officer with oversight of the Company’s ethics, compliance and corporate responsibility programs for a report on the Company’s ethics and compliance programs, including a review of any issues that may affect in any material way the integrity of the financial statements, the financial reporting process, the financial risks of the Company and internal control systems of the Company.(1)

1 The Board has a separate Ethics and Compliance Committee. The primary duties of that Committee are to assist the Board in fulfilling its responsibilities relating to the Company’s compliance with applicable laws, regulatory standards, industry guidelines, the Company Code of Conduct, and various Company policies and procedures.

A-2

APPENDIX A

Proxy Solicited on Behalf of the Board of Directors of

HCA INC.
For The Annual Meeting of Stockholders on May 23, 2002

    The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of HCA Inc. to be held at the executive offices of HCA located at One Park Plaza, Nashville, Tennessee on May 23, 2002 beginning at 1:30 p.m., Central Daylight Time, and the Proxy Statement and (2) appoints Jack O. Bovender, Jr., Robert A. Waterman and John M. Franck II, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution to vote all shares of common stock of HCA that the undersigned would be entitled to cast if personally present at the meeting and at any adjournment(s) or postponement(s) thereof.

    The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of HCA and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.
    If one or more of the proxies named shall be present in person or by substitute at the meeting or at any adjournment(s) or postponement(s) thereof, the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.
    Please date, sign exactly as your name appears on the form and promptly mail this proxy in the enclosed envelope. No postage is required.

Signature

Signature
Date:	, 2002
Please date this proxy and sign your name exactly as it appears on this form. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

HCA INC.

    THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1.	ELECTION OF DIRECTORS

Nominees:

(01) Magdalena H. Averhoff, M.D.	(02) Jack O. Bovender, Jr.	(03) J. Michael Cook	(04) Martin Feldstein
(05) Thomas F. Frist, Jr., M.D.	(06) Frederick W. Gluck	(07) Glenda A. Hatchett	(08) Charles O. Holliday, Jr.
(09) T. Michael Long	(10) John H. McArthur	(11) Kent C. Nelson	(12) Carl E. Reichardt
(13) Frank S. Royal, M.D.	(14) Harold T. Shapiro

☐	FOR all nominees listed above (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed above

   INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name or number below:

2.	RATIFICATION OF ERNST & YOUNG LLP AS HCA’S INDEPENDENT AUDITORS, AS DESCRIBED IN THE PROXY STATEMENT.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

3.	IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

IMPORTANT — THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

VOTE BY TELEPHONE

Have your card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone telephone. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET

Have your card available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL

Please mark, sign and date your card and return it in the postage-paid envelope provided or return it to : Stock Transfer Dept (HCA) National City Bank, P.O. Box 92301 Cleveland OH 44193-0900.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-800-542-1160	Vote by Internet Access the Website and cast your vote: http://www.votefast.com	Vote by Mail Return your card in the Postage-Paid envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight Time on May 22, 2002 in order to be counted in the final tabulation.
If you vote by telephone or Internet, please do not send the card below by mail.

[YOUR CONTROL NUMBER IS:               ]

Sign and date this card where indicated below.
— Please fold and detach card at perforation before mailing. —

HCA INC.
Voting Instructions to the Record Keeper of
the HCA Employee Stock Purchase Plan and the Triad Hospitals, Inc. Employee Stock Purchase Plan for the
2002 Annual Meeting of HCA Inc. Stockholders on May 23, 2002

The undersigned, a Participant in either the HCA Employee Stock Purchase Plan or the Triad Hospitals, Inc. Employee Stock Purchase Plan (individually, a “Plan” and together, the “Plans”) hereby instructs Computershare Trust Company, as record keeper for each of the Plans (the “Record Keeper”), to vote in accordance with the instructions on the reverse hereof all shares of common stock of HCA Inc. credited, as of April 1, 2002, to the account of the undersigned Participant under either Plan, and to represent the undersigned Participant at the 2002 Annual Meeting of Stockholders of HCA Inc. to be held at the executive offices of HCA located at One Park Plaza, Nashville, Tennessee on May 23, 2002 beginning at 1:30 p.m., Central Daylight Time, and any adjournments or postponements thereof.

——————————————————————————— Signature

Date:__________________________________________ , 2002

Please date this card and sign your name exactly as it appears to the left.

YOUR VOTE IS IMPORTANT.

If you do not vote by telephone or Internet, please sign
and date this voting instruction card and return it promptly in the enclosed postage-paid envelope.

Please fold and detach card at perforation before mailing.

Your shares will be voted as specified below. If no specification is made, the Record Keeper will vote FOR Proposals 1 and 2.
1.	ELECTION OF DIRECTORS

       Nominees:

(01) Magdalena H. Averhoff, M.D. (05) Thomas F. Frist, Jr., M.D. (09) T. Michael Long (13) Frank S. Royal, M.D.	(02) Jack O. Bovender, Jr. (06) Frederick W. Gluck (10) John H. McArthur (14) Harold T. Shapiro	(03) J. Michael Cook (07) Glenda A. Hatchett (11) Kent C. Nelson	(04) Martin Feldstein (08) Charles O. Holliday, Jr. (12) Carl E. Reichardt

☐	FOR all nominees listed above (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed above

     Instruction: To withhold authority to vote for any individual Nominee, write that nominee’s name or number below:

2.	RATIFICATION OF ERNST & YOUNG LLP AS HCA’S INDEPENDENT AUDITORS, AS DESCRIBED IN THE PROXY STATEMENT.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	IN THE DISCRETION OF THE RECORD KEEPER, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

IMPORTANT — THIS CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE.